REG AB ITEM 1123 STATEMENT OF COMPLIANCE

I, Kevin Cloyd, hereby certify that I am a duly appointed Executive Vice President of New Century Mortgage Corporation (the "Servicer"), and further certify as follows:

1 . This certification is being made pursuant to the terms of the Servicing Agreements or Pooling and Servicing Agreements, as applicable (collectively, the "Agreements"), listed on Appendix A attached hereto.

2. I have reviewed the activities of the Servicer during the reporting period and a review of the Servicer's performance under the Agreements has been made under my supervision and, to the best of my knowledge based on such review, the Servicer has fulfilled all of its obligations under the Agreements in all material respects throughout the reporting period, except as set forth on Appendix B attached hereto.

Capitalized terms not otherwise defined herein have the meanings set forth in the

Agreements.


IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 31, 2007.


                                      By: /s/ Kevin Cloyd
                                         -----------------------
                                      Name:   Kevin Cloyd
                                      Title:  Executive Vice President


I, Joseph Tortorelli, a (an) Assistant Secretary of the Servicer, hereby certify that Kevin Cloyd is a duly elected, qualified, and acting Executive Vice President of the Servicer and that the signature appearing above is his/her genuine signature.


IN WITNESS WHEREOF, the undersigned has executed this Certificate as of , March 31, 2007.


                                      By:  /s/ Joseph Tortorelli
                                         -------------------------
                                      Name:    Joseph Tortorelli
                                      Title:   Assistant Secretary





                                    APPENDIX A

1. NCHELT 2006-1 - Servicing Agreement, dated as of March 30, 2006, among New Century Mortgage Home Equity Loan Trust 2006-1, as issuer, the Company, as servicer and Deutsche Bank National Trust Company, as indenture trustee.

2. NCHELT 2006-2 -Servicing Agreement, dated June 29, 2006, among New Century Home Equity Loan Trust 2006-2, as issuer, the Company, as servicer and Deutsche Bank National Trust Company, as indenture trustee.

3. NCHELT 2006-ALT1 - Servicing Agreement, dated as of June 22, 2006, among New Century Alternative Mortgage Loan Trust 2006-ALT I, as issuer, Wells Fargo Bank, N.A., as servicer, and Deutsche Bank National Trust Company, as indenture trustee.

4. NCHELT 2006-S I -Servicing Agreement, dated as of February 27, 2006, among New Century Home Equity Loan Trust 2006-S1, as issuer, the Company, as servicer, and Deutsche Bank National Trust Company, as indenture trustee.

5. CMLT 2006-1 - Pooling and Servicing Agreement, dated as of February 8, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor, the Company, as servicer, and Deutsche Bank National Trust Company, as trustee.

6. CMLT 2006-2 - Pooling and Servicing Agreement, dated as of June 21, 2006, among Bear Steams Asset Backed Securities I LLC, as depositor, the Company, as servicer, and Deutsche Bank National Trust Company, as trustee.

7. CMLT 2006-3 - Pooling and Servicing Agreement, dated as of August 10, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor, the Company, as servicer, and Deutsche Bank National Trust Company, as trustee.

8. CMLT 2006-4 - Pooling and Servicing Agreement, dated as of September 28, 2006, among Stanwich Asset Acceptance Company, LLC, as depositor, the Company, as servicer, and Deutsche Bank National Trust Company, as trustee.

9. CMLT 2006-5 - Pooling and Servicing Agreement, dated as of December 19, 2006, among Stanwich Asset Acceptance Company, LLC, as depositor, the Company, as servicer, and Deutsche Bank National Trust Company, as trustee.

10. CMLTI 2006-NCI: Pooling and Servicing Agreement, dated as of June 1, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor, Wells Fargo Bank, N.A. as servicer, Citibank, N.A., as trust administrator and U.S. Bank, N.A., as trustee.

11. CMLTI 2006-NC2: Pooling and Servicing Agreement, dated as of September 1, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor, Wells Fargo Bank, N.A. as servicer, Citibank, N.A., as trust administrator and U.S. Bank, N.A., as trustee.

12. CMLTI 2006-HE3: Pooling and Servicing Agreement, dated as of December 1, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor, Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A., Ocwen Loan Servicing LLC and Countrywide Home Loans Servicing LP as servicers, Citibank, N.A., as trust administrator and U.S. Bank, N.A., as trustee.




                                  APPENDIX B

Servicing criteria 1122(d)(1)(ii)

The Servicer did not have adequate policies and procedures in place to monitor the material servicing activities outsourced to third parties.

Servicing criteria 1122(d)(1)(iv)

The Servicer did not maintain adequate fidelity bond coverage.

Servicing criteria 1122(d)(2)(vii)(B)

The Servicer did not complete bank account reconciliations within the time required.

Servicing criteria 1122(d)(4)(vi)

The Servicer did not review and approve changes to the terms or status of an obligor's pool asset as required by the respective transaction agreements and related pool asset documents.

Servicing criteria 1122(d)(4)(vii)

The Servicer did not:
     Initiate, conduct and conclude loss mitigation or recovery actions within time frames or other requirements of the respective transaction agreements;
     Execute forbearance plans as required by the respective transaction agreements;
     Execute pre-foreclosure sales or short payoffs resulting from the acceptance of funds in an amount that is less than the total borrower indebtedness as required by the respective transaction agreements; and
     Execute foreclosures as required by the respective transaction agreements.